NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263
BEI’s 2.75% Convertible Subordinated
Notes Eligible for Conversion
FORT SMITH, Ark., February 22, 2005 — Beverly Enterprises, Inc. (“BEI”) (NYSE: BEV) announced today that, as a result of its pending merger, its 2.75 percent Convertible Subordinated Notes due 2033 (the “Notes”) may be surrendered for conversion into BEI common stock at any time from and after February 27, 2006 (which is 15 days prior to the expected effective date of the merger) until 15 days after the actual date of the merger. The conversion rate for the Notes is 134.1922 shares of BEI common stock per $1,000 principal amount of Notes, or approximately $7.45 per share of BEI common stock. However, any note submitted for conversion on or after the effective time of the merger on the date of the merger will be converted into the merger consideration, which is $12.50 per share in cash.
The right to convert Notes as a result of the pending merger is separate and apart from any other right to convert that holders of the Notes may have. Specifically, the indenture governing the Notes provides that holders may convert any of their Notes into BEI common stock during any fiscal quarter if the sale price of the common stock for at least 20 consecutive trading days in the 30 trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 120 percent of the conversion price on that 30th trading day. As we noted in our press release dated January 4, 2005, the Notes are currently convertible pursuant to this provision of the indenture through and including March 31, 2006.
To convert interests in a global Note held through the Depository Trust Company (“DTC”), the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program, and to convert certificated Notes a holder must complete the conversion notice on the back of the Note and deliver the executed notice (or facsimile thereof) to the Bank of New York, as Trustee and Conversion Agent for the Notes. In addition, if a holder requests that the BEI common stock issuable upon conversion of the Notes be issued in the name of or delivered to someone other than the holder, the holder must pay all applicable transfer taxes and duties, if any (in each case as more fully set forth in the indenture governing the Notes).
This press release is only a summary of certain provisions of the Notes and the indenture governing the Notes. A complete explanation of the conversion rights of holders of the Notes, as well as the procedures required to convert Notes, is set forth in the First Supplemental Indenture, dated as of October 22, 2003, which was previously attached as an Exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2003. All holders are urged to review the conversion provisions contained in the Notes and the indenture in their entirety.
FORWARD-LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statement based on management’s beliefs and assumptions using currently available information as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to update or revise such statements, whether as a result of new information, future events or otherwise.
BEI, through its operating subsidiaries, is a leading provider of healthcare services to the elderly in the United States. BEI currently operates 342 skilled nursing facilities, as well as 18 assisted living centers, and 67 hospice and home care centers. Through Aegis Therapies, Inc., BEI also offers rehabilitative services on a contract basis to facilities operated by other care providers.
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